                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     COUNTRYWIDE CREDIT, INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

                        [COUNTRYWIDE LOGO APPEARS HERE]

                               4500 Park Granada

                          Calabasas, California 91302

                                                                   June 1, 2000

Dear Stockholder:

  On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Stockholders of Countrywide Credit Industries, Inc. The meeting will be held on July 12, 2000 at 10:00 a.m. in the Plaza Nueva Room of the Hyatt Westlake Plaza Hotel, 880 S. Westlake Boulevard, Westlake Village, California. The formal notice and proxy statement for this meeting are attached to this letter.

  It is important that you sign, date and return your proxy as soon as possible, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person if you desire, but returning your proxy card now will assure that your vote is counted if you are unable to attend. Your vote is important, regardless of the number of shares you own.

  On behalf of the Board of Directors, I thank you for your cooperation.

                                          Sincerely,

                                          /s/ Angelo R. Mozilo

                                          Angelo R. Mozilo
                                          Chairman of the Board

                 [LOGO OF COUNTRYWIDE CREDIT INDUSTRIES, INC.]

                               4500 Park Granada
                          Calabasas, California 91302

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held July 12, 2000

                               ----------------

To the Stockholders:

  The 2000 Annual Meeting of Stockholders of Countrywide Credit Industries, Inc. (the "Company") will be held in the Plaza Nueva Room of the Hyatt Westlake Plaza Hotel, 880 S. Westlake Boulevard, Westlake Village, California, on July 12, 2000 at 10:00 a.m., Pacific Time, and at any adjournment thereof, for the following purposes:

    1. To elect three directors to serve on the Board of Directors for a term expiring at the 2003 Annual Meeting.

    2. To adopt the Company's 2000 Employee Stock Option Plan.

    3. To approve annual cash bonus provisions of Angelo R. Mozilo's employment agreement.

    4. To ratify the selection by the Board of Directors of Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending February 28, 2001.

    5. To transact such other business as may properly come before the meeting and any adjournment thereof.

  Only stockholders of record at the close of business on May 17, 2000 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Sandor E. Samuels

                                          Sandor E. Samuels
                                          Secretary

Dated: June 1, 2000

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION. PLEASE MAIL YOUR PROXY TODAY.

                        [COUNTRYWIDE LOGO APPEARS HERE]

                               4500 Park Granada
                          Calabasas, California 91302

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                 July 12, 2000

                                    GENERAL

  This Proxy Statement is furnished to stockholders of Countrywide Credit Industries, Inc. (the "Company") in connection with the solicitation by its Board of Directors (the "Board") of proxies to be voted at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held in the Plaza Nueva Room of the Hyatt Westlake Plaza Hotel, 880 S. Westlake Boulevard, Westlake Village, California, on July 12, 2000 at 10:00 a.m., Pacific Time, and at any adjournment thereof. The Company expects to mail its proxy soliciting materials for the Meeting on or about June 13, 2000.

  All shares represented by each properly signed and returned proxy card in the accompanying form, unless revoked, will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares will be voted in favor of the proposals described in this Proxy Statement. The accompanying proxy may be revoked by a stockholder at any time before it is voted, either by delivering a subsequent proxy or other written notice of revocation to the attention of the Legal Department of the Company at its above address or by attending the Meeting and voting in person.

  The only outstanding voting securities of the Company are shares of its Common Stock, par value $.05 per share ("Common Stock"). Each stockholder of record at the close of business on May 17, 2000 is entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof. On that date, there were 114,090,819 shares of Common Stock outstanding, with each share entitled to one vote. The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the Meeting. Abstentions from voting, which may be specified on all matters except the election of directors, will be considered shares present and entitled to vote on a matter and, accordingly, will have the same effect as a vote against a matter. Broker non-votes are included in the determination of the number of shares present and voting; however, they are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, broker non-votes are not counted as votes for or against the proposal.

  The Company will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the proxy card. Following the mailing of this Proxy Statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of Common Stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $8,000 plus reimbursement of expenses.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Company's Bylaws give the Board the power to set the number of directors at no less than three nor more than fifteen, and the Board has fixed the number of directors at nine. The Company currently has nine directors. Directors serve three-year terms, which are staggered to provide for the election of approximately one-third of the Board each year. The terms of the Class I directors, Jeffrey M. Cunningham, Ben M. Enis and Edwin Heller, will expire at the Meeting. Each of Messrs. Cunningham, Enis and Heller has been nominated for election as a Class I director for a new term that will expire at the annual meeting to be held in 2003.

  Each director will be elected by a plurality of the votes cast at the Meeting. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy card to vote for the nominees listed below. In the event that any nominee becomes unavailable for any reason, which the Board does not anticipate, the proxies will be voted for the election of the person, if any, who is designated by the Board to replace the nominee.

  The following table contains information regarding the nominees and the other incumbent directors.

                                                                       Director
        Name                           Occupation                  Age  Since
        ----                           ----------                  --- --------

              Nominees for Election--Term Expiring 2003 (Class I)

Jeffrey M. Cunningham  Chairman, ILIFE.com Inc.                     47   1998
                        North Palm Beach, FL

Ben M. Enis            Marketing Consultant and Mediator            58   1984
                        Professor Emeritus of Marketing
                        University of Southern California
                        Los Angeles, CA

Edwin Heller           Attorney, Of Counsel                         70   1993
                        Fried, Frank, Harris, Shriver & Jacobson
                        New York, NY


              Incumbent Directors--Term Expiring 2001 (Class II)

Robert J. Donato       Senior Vice President, Branch Manager        60   1993
                        PaineWebber, Incorporated
                        Los Angeles, CA

Michael E. Dougherty   Co-Founder and Chairman                      59   1998
                        Dougherty Financial Group, LLC
                        Minneapolis, MN

Harley W. Snyder       Real Estate Consultant and Private Investor  67   1991
                        Valparaiso, IN

              Incumbent Directors--Term Expiring 2002 (Class III)

Angelo R. Mozilo       Chairman of the Board, Chief Executive       61   1969
                        Officer and President of the Company

Stanford L. Kurland    Senior Managing Director and Chief           47   1999
                        Operating Officer of the Company

Oscar P. Robertson     President, Orchem Corporation, Orflex, Ltd.  61   2000
                        and Orpack Stone Corp.
                        Cincinnati, OH

  Angelo R. Mozilo is co-founder of the Company and has been President of the Company since March 2000, Chairman of the Board of the Company since March 1999 and Chief Executive Officer of the Company since February 1998. Prior to his present position, he was Vice Chairman of the Board and Executive Vice President of the Company, positions that he held from the Company's formation in March 1969. Mr. Mozilo is also the co-founder of IndyMac Mortgage Holdings, Inc. ("IndyMac"), a publicly held mortgage lender that was previously managed by a former subsidiary of the Company. In February 2000, Mr. Mozilo resigned as President and Vice Chairman of the Board of Directors of IndyMac, and in March 2000, he resigned from the Board of Directors of IndyMac.

  Jeffrey M. Cunningham has been the Chairman of ILIFE.com Inc., a leading provider of online personal finance resources and e-commerce solutions, since April 2000. From February 1999 to April 2000, he was President and Chief Executive Officer of MyWay.com, formerly known as Planet Direct, a leading developer and distributor of custom world wide web portal solutions. From June 1998 to November 1998, he served as Chief Executive Officer of Knowledge Universe. Mr. Cunningham was a Group Publisher of Forbes Inc. from 1993 to 1998 and Worldwide Sales Director of Forbes Inc. from 1989 to 1993. He also serves as a director of Schindler Holding Ltd. (Zurich) and PageNet. He is a member of the Board of National Policy Association, co-chairman of the Global Economic Council and Vice-Chairman of the International Center of New York.

  Robert J. Donato has been Senior Vice President, Branch Manager, of PaineWebber, Incorporated since October 1997. From January 1997 through September 1997, he was the President of Freedom Advisors, Inc., an investment advisor company. For more than five years prior, Mr. Donato held the position of Executive Vice President, Director of Regional Institutional Sales for PaineWebber, Incorporated.

  Michael E. Dougherty is co-founder and Chairman of Dougherty Financial Group LLC, which was formed in 1977. He also controls and operates eight asset management, securities and commercial lending businesses, including Voyageur Asset Management LLC, Segall Bryant & Hamill LLC, Lakeside Investment Partners LLC, The Clifton Group, Inc., and Dougherty Funding LLC. He is a member of the Board of Directors of the St. Paul Chamber Orchestra, University of Minnesota Physicians Group and HealtheCare, Inc.

  Ben M. Enis is Professor Emeritus of Marketing from the University of Southern California as well as a marketing consultant and mediator. He retired in 1998 as Professor of Marketing at the University of Southern California, a position he had held since 1982. He also is a director of Protection One, Inc., a publicly traded company that provides security alarm monitoring services for residential and small business subscribers.

  Edwin Heller is an attorney and has been of counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson since October 1996. Prior thereto, Mr. Heller was a partner in that law firm for more than 35 years.

  Stanford L. Kurland has been the Chief Operating Officer of the Company since 1988 and Senior Managing Director since 1989. From 1979 to 1989, Mr. Kurland served in a number of other executive positions at the Company, including Chief Financial Officer. Mr. Kurland also served as President and Chief Operating Officer of Countrywide Home Loans, Inc. ("CHL") from March 1995 to February 1999 and assumed the role of Chief Executive Officer and President of CHL in March 1999.

  Oscar P. Robertson is the President and Chief Executive Officer of Orchem Corporation, a specialty chemical manufacturer founded by him in 1981. He also is the President and Chief Executive Officer of Orflex, Ltd., a flexible packaging manufacturer, Orpack Stone Corp., a corrugated box manufacturer, Oscar Robertson Document Management Services, a document management provider and Oscar Robertson & Associates, general contractors and developers. Mr. Robertson serves on the national advisory council of the Salvation Army and the board of Trustees of the National Lupus Foundation. He also was a member of the board of trustees of the mutual fund trusts offered by Countrywide Investments, Inc., a former subsidiary of the Company. From 1960 to 1974, Mr. Robertson was a professional basketball player and was admitted to the Basketball Hall of Fame in 1979.

  Harley W. Snyder is a consultant and private investor in real estate. From April 1997 to February 2000, he served as Senior Vice President, Real Estate, of Whiteco Industries, Inc., a company engaged in outdoor advertising, family entertainment, hotels and restaurants, land development and construction. Mr. Snyder is, and for more than five years has been, President of S-W Corporation, a land development company. He was a director of Bank One, Merrillville, N.A. from 1990 to 1997 and currently serves on the Board of Trustees of both Porter Memorial Hospital and Valparaiso University. Mr. Snyder was President of the National Association of Realtors in 1983 and has served as a director of that organization since 1972.

  The Board recommends that the stockholders vote FOR each of the nominees.

Board and Committee Meetings

  During the fiscal year ended February 29, 2000 ("fiscal 2000"), the Board held twelve meetings. The Board maintains Audit, Nominating, Compensation, Strategic Planning and Technology Committees. The specific responsibilities of the committees are summarized below. Each Board member attended 75% or more of the meetings of the Board and the committees on which he served that were held during fiscal 2000.

    1. The Audit Committee consults with and reviews the reports and recommendations of the Company's independent certified public accountants and reports thereon to the Board, meets with the Company's internal auditors to review policy and procedural matters and meets with management on financial matters. Messrs. Donato (Chairman), Dougherty and Snyder are members of this committee, which met five times during fiscal 2000.

    2. The Nominating Committee considers and recommends to the Board proposals to be presented for action by the Company's stockholders and considers and reviews issues relating to the Company's proxy and the annual meeting of stockholders, including the consideration of nominations to the Board of Directors submitted by stockholders. Stockholders wishing to nominate directors must comply with Section 12 of the Company's Bylaws, which requires certain information to be provided in connection with the submission of stockholder nominations and sets forth certain timing requirements with respect thereto. Messrs. Enis (Chairman), Cunningham and Heller are members of this committee, which met three times during fiscal 2000.

    3. It is the Compensation Committee's responsibility to review, recommend and approve changes to the Company's executive compensation program and all compensation actions for Angelo R. Mozilo, David S. Loeb (prior to his resignation), Stanford L. Kurland and other executive officers of the Company. The employment agreements of Messrs. Mozilo, Loeb and Kurland are considered by the Compensation Committee and ultimately recommended by the Committee to the Board. The Compensation Committee also administers the Company's stock option plans and other benefit plans. Messrs. Snyder (Chairman), Donato and Dougherty are members of this committee, which met ten times during fiscal 2000.

    4. The Strategic Planning Committee examines long range planning issues facing the Company and its role in both the industries in which it operates and the general marketplace, as well as other issues relating to the Company's operations and governance. Messrs. Heller (Chairman), Dougherty and Enis are members of this committee, which met four times during fiscal 2000.

    5. The Technology Committee reviews the Company's progress and role on the Internet, monitors the Company's overall information technology operations and monitored Y2K issues. Messrs. Cunningham (Chairman), Donato and Enis are members of this Committee, which met four times during fiscal 2000.

Compensation of Directors

  Directors who are Company employees are not paid any fees for serving on the Board and its committees.

  Each director of the Company who is not an employee of the Company receives an annual fee of $48,500 (payable monthly in arrears for each month during which he serves as a director of the Company) for serving on the Board and any of its committees and is entitled to reimbursement for his expenses incurred in attending meetings of the Board and its committees. Each such Board member also receives a fee of $950 for each Board meeting attended. In addition, the chairman of each committee receives $5,000 per year for serving as chairman. The Company maintains a plan whereby each director who is not an employee can elect to defer all or a part of his director's fees until a predetermined date, and the Company agrees to credit interest on the amount deferred. Directors who are elected to the Board on or after March 24, 1998 and elect to participate in the plan have interest credited to their respective deferred fees under the plan at a rate equal to the Moody's Seasoned Corporate Bond Index. Directors who were serving as members of the Board prior to March 24, 1998 and elect to participate in the plan can, at their option, have interest credited to their respective deferred fees at a rate equal to either (1) the Moody's Seasoned Corporate Bond Index or (2) the Company's after-tax return on weighted average equity based on the most recently published earnings for a four fiscal quarter period (but limited to a minimum of 50% and a maximum of 150% of the Moody's Seasoned Corporate Bond Index). Messrs. Cunningham, Donato, Dougherty and Snyder deferred fees during fiscal 2000.

  Each director of the Company who is not an employee is entitled to receive a nondiscretionary stock option grant each year. The number of shares subject to the option is determined pursuant to a formula based on earnings per share contained in the applicable stock option plan. These options become exercisable one year after the grant date. On June 1, 1999, each nonemployee director received a stock option grant of 8,117 shares of the Company's Common Stock at an exercise price of $41.00 per share, which was the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on the date of grant. At a meeting held on January 21, 1999, the Board approved the issuance to each nonemployee director of 1,000 shares of Common Stock of the Company on June 1, 1999. Also, on January 26, 2000, the Board approved the issuance to each nonemployee director of 1,000 shares of Common Stock of the Company on March 1, 2000. These shares are subject to restrictions on transfer that will lapse over a three year period in approximately equal increments.

  Each director who is not an employee may elect to participate in the Company's group health plans consisting of medical and dental benefits (the "Health Plans"). Messrs. Enis and Donato participate in the Health Plans. The annual cost to the Company for each participating director, net of premium payments made by the director, is $1,917 and $3,101, respectively.

Director Emeritus

  The Company maintains the position of Director Emeritus for nonemployee directors of the Company who have retired from the Board after having attained the age of 65 (age 63 for directors serving on the Board on or before February 11, 1987). Individuals who accept appointment to the position of Director Emeritus are required to agree to provide advisory and consulting services on certain business matters concerning the Company and its subsidiaries, as the Board may determine, and to attend meetings as requested by the Board at mutually convenient times. Such individuals are also required to agree to refrain from entering into an employment or consulting agreement with, or from supplying any information or materials to, any competitor of the Company or its subsidiaries. Each such individual receives compensation paid on a monthly basis based on the number of years of service as a director and the amount of director's fees paid to him during the last month of service as a director prior to his retirement in accordance with the following schedule:

                                                                 Monthly
           Years of Service                                   Compensation
           ----------------                                   ------------
               5 years                                     45% of last month's
                                                             director's fees
               10 years                                    70% of last month's
                                                             director's fees
               15 years                                    95% of last month's
                                                             director's fees

  The term of the Director Emeritus position is for the life of the individual. In the event the individual dies while serving the Company prior to receiving five full years of compensation as a Director Emeritus, a death benefit is payable in a lump sum to his estate in the maximum amount of one year's compensation for serving as a Director Emeritus. The Company currently has two individuals in the position of Director Emeritus: Victor R. Witt who retired in August 1993 and is paid $3,048 per month and Jack L. Bruckner who retired in July 1994 and is paid $2,246 per month. Nathan Supak, who retired in April 1987, passed away in October 1999. He was receiving $2,533 per month.

                              EXECUTIVE OFFICERS

  The executive officers of the Company, as of the date of this Proxy Statement, selected at the annual meeting of the Board of Directors held on July 9, 1999 or subsequently appointed to serve at the pleasure of the Board of Directors are as follows:

                                                                       Employed
 Name                          Age               Office                 Since
 ----                          ---               ------                --------
 Angelo R. Mozilo............   61 Chairman of the Board, Chief          1969
                                    Executive Officer and President
 Stanford L. Kurland.........   47 Senior Managing Director and          1979
                                    Chief Operating Officer
 Kevin W. Bartlett...........   42 Managing Director, Secondary          1986
                                    Marketing
 Thomas H. Boone.............   45 Managing Director, Global             1984
                                    Mortgage Services
 Carlos M. Garcia............   44 Managing Director, Finance, Chief     1984
                                    Financial Officer and Chief
                                    Accounting Officer
 Marshall M. Gates...........   48 Managing Director, Developing         1988
                                    Markets
 Gregory A. Lumsden..........   45 Managing Director, Originations       1983
 David Sambol................   40 Managing Director, Capital            1985
                                    Markets
 Sandor E. Samuels...........   47 Managing Director, Legal, General     1990
                                    Counsel and Secretary

  Angelo R. Mozilo is co-founder of the Company and has been Chairman of the Board of the Company since March 1999, Chief Executive Officer of the Company since February 1998 and President of the Company since March 2000. Prior to his present position, he was Vice Chairman of the Board and Executive Vice President of the Company, positions which he held from the Company's formation in March 1969. Mr. Mozilo is also the co-founder of IndyMac. In February 2000, Mr. Mozilo resigned as President and Vice Chairman of the Board of Directors of IndyMac, and in March 2000, he resigned from the Board of Directors of IndyMac. Mr. Mozilo is also the co-founder of CHL and currently serves as Chairman of the Board of Directors of CHL.

  Stanford L. Kurland joined the Company as a Senior Vice President in 1979. He became Chief Financial Officer in 1983 and Managing Director in 1988. He was Senior Managing Director, Chief Financial Officer and Chief Operating Officer from 1989 until March 1995 when he became Senior Managing Director and Chief Operating Officer. Mr. Kurland served as President and Chief Operating Officer of CHL from March 1995 to February 1999 and assumed the role of Chief Executive Officer and President of CHL in March 1999. He also has been a member of the Board of Directors of CHL since 1990.

  Kevin W. Bartlett joined the Company in 1986. He became a Managing Director in May 1991. His title was changed to Managing Director, Secondary Marketing in 1994.

  Thomas H. Boone joined the Company as a Vice President in 1984 and became a Managing Director in 1988. His title was changed to Managing Director, Chief Loan Administration Officer in 1996 and to Managing Director, Portfolio Services in September 1997. In June 1999, Mr. Boone became Managing Director, Global Mortgage Services.

  Carlos M. Garcia joined the Company as Vice President, Finance and Chief Accounting Officer in 1984. He became Senior Vice President in 1986 and Managing Director, Chief Accounting Officer in 1990. He became Managing Director, Finance, Chief Financial Officer and Chief Accounting Officer of the Company in March 1995. In March 1999, Mr. Garcia also assumed the role of Chief Operating Officer of CHL in addition to his position of Managing Director, Finance of CHL. Mr. Garcia became a Director of CHL in March 2000.

  Marshall M. Gates joined the Company in 1988. He served as an officer of the Company's insurance subsidiary until 1990 when he was appointed Managing Director, Production Support and Administration. His title was changed to Managing Director, Production Operations in 1994 and to Managing Director, Developing Markets in 1996. Since February 1997, Mr. Gates has also served as Executive Vice Chairman and Chief Executive Officer of LandSafe, Inc., a subsidiary of the Company that oversees loan closing services.

  Gregory A. Lumsden joined the Company in 1983. He served as an Executive Vice President of CHL from 1989 to 1996. In September 1996, he was appointed Managing Director, Originations.

  David Sambol joined the Company in 1985 and became Managing Director, Capital Markets in July 1994. Since October 1993, he has also served as the President and Chief Executive Officer of Countrywide Capital Markets, Inc., a subsidiary of the Company that oversees the registered broker-dealer and the servicing rights brokerage operation. In March 2000, Mr. Sambol became a member of the Board of Directors of CHL.

  Sandor E. Samuels joined the Company in 1990 as Senior Vice President, General Counsel and Secretary. He was appointed Managing Director, Legal, General Counsel and Secretary in May 1991.

                            PRINCIPAL STOCKHOLDERS

  The following table shows, with respect to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of December 31, 1999, (1) the number of shares of Common Stock so owned and (2) the percentage of all shares outstanding represented by such ownership (based upon the number of shares outstanding as of December 31, 1999).

                                                            Number of  Percent
           Name and Address of Beneficial Owner(/1/)          Shares   of Class
           -----------------------------------------        ---------- --------
     Oppenheimer Capital................................... 12,054,083   10.6%
      Oppenheimer Tower, World Financial Center
      New York, New York 10281
     Taunus Corporation(/2/)...............................  7,821,332    6.9%
      31 West 52nd Street
      New York, New York 10019
     Neuberger Berman, LLC.................................  7,618,183    6.7%
      605 Third Avenue
      New York, New York 10158
     Wallace R. Weitz & Company............................  7,278,700    6.4%
      1125 South 103rd Street, Suite 600
      Omaha, Nebraska 68124-6008

--------
(1) Based upon Schedules 13G filed with the Securities and Exchange Commission (the "SEC") for the period ended December 31, 1999.

(2) Includes shares held by Alex.Brown Investment Management, a limited partnership, 50% of which is owned by Taunus Corporation.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following information sets forth the number of shares of the Company's Common Stock beneficially owned as of April 3, 2000 by each of the Company's directors, including the nominees for election as directors, the Company's Chief Executive Officer and President, former President and the four other most highly compensated executive officers (the "named executive officers"), and all directors and executive officers as a group.

    Name or Number of       Number of                                 Percent
     Persons in Group      Shares Owned     Options(/1/)   Total   of Class(/2/)
    -----------------      ------------     ------------ --------- -------------
Angelo R. Mozilo..........    411,078(/3/)   2,233,506   2,644,584     2.33%
David S. Loeb.............    150,626        1,848,745   1,999,371     1.76%
Jeffrey M. Cunningham.....      2,000           17,569      19,569
Robert J. Donato..........     56,609           42,110      98,719
Michael E. Dougherty......     12,000            8,117      20,117
Ben M. Enis...............     46,346           81,719     128,065
Edwin Heller..............      5,088           42,110      47,198
Stanford L. Kurland.......    132,099          610,545     742,644
Harley W. Snyder..........     14,285           26,876      41,161
David Sambol..............      2,496           80,325      82,821
Carlos M. Garcia..........    181,474          246,254     427,728
Thomas H. Boone...........     57,609          229,590     287,199
All directors and
 executive officers as a
 group
 (17 persons).............  1,132,159        5,997,454   7,129,613     6.29%

--------
(1) Represents shares subject to stock options that are exercisable on April 3, 2000 or become exercisable within 60 days of April 3, 2000.

(2) Percentage information is omitted for individuals who own less than one percent of the outstanding shares of Common Stock and shares deemed outstanding due to exercisable options.

(3) Includes 723 shares owned by Mr. Mozilo's wife as to which Mr. Mozilo disclaims beneficial ownership.

                            EXECUTIVE COMPENSATION

Executive Compensation

  The following table sets forth the cash compensation paid by the Company and its subsidiaries to the named executive officers of the Company for all services in all capacities during the years indicated.

                          SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                    Compensation
                                                                                    ------------
                                                  Annual Compensation                  Awards
                          Fiscal Year   ------------------------------------------- ------------
   Name and Principal        Ended                                  Other Annual    Stock Option     All Other
        Position         February 28/29 Salary(/1/)   Bonus(/2/)  Compensation(/3/) Shares(/4/)  Compensation(/5/)
   ------------------    -------------- ----------- ----------    ----------------- ------------ -----------------
Angelo R. Mozilo........      2000      $1,400,000  $4,210,970         $39,413        500,000        $469,618
 Chairman of the              1999       1,400,000   3,935,821           2,611              0         705,193
 Board, President and         1998       1,400,000   3,636,746          24,346              0         388,603
 Chief Executive Officer

David S. Loeb ..........      2000         650,000   1,052,742           2,036         85,000         547,174
 Former Chairman of           1999       1,300,000   3,935,821           1,921              0         292,544
 the Board and
  President(/6/)              1998       1,300,000   3,636,746          15,644              0         309,781

Stanford L. Kurland ....      2000         781,396   1,090,800          31,287        225,000         100,514
 Senior Managing              1999         744,187   1,195,740           1,921        135,000          90,769
 Director and Chief           1998         708,750   1,212,445          15,406        150,025          88,796
 Operating Officer

David Sambol............      2000         391,000     808,603           8,768         45,000          33,266
 Managing Director,           1999         360,500     724,700             521         30,000          26,913
 Capital Markets              1998         343,750     643,875           4,511         35,025          26,270

Carlos M. Garcia........      2000         406,000     326,461           5,600         56,250          42,820
 Managing Director,           1999         375,250     324,221             473         35,000          38,273
 Finance, Chief               1998         360,500     312,814           5,520         40,025          38,576
 Financial Officer and
 Chief Accounting
 Officer

Thomas H. Boone.........      2000         398,500     331,190           2,866         56,250          53,874
 Managing Director,           1999         375,250     269,649             380         30,000          43,512
 Global Mortgage
  Services                    1998         360,500     287,734           5,409         35,025          43,956


--------
(1) Amounts shown for the indicated fiscal year include amounts deferred at the election of the named executive officer pursuant to the Company's 401(k) plan and the officer's deferred compensation plan.

(2) Amounts shown represent the dollar value of the bonus earned by the named executive officer during the indicated fiscal year whether or not paid in such fiscal year. Messrs. Mozilo's and Loeb's bonus amounts were awarded pursuant to their employment agreements. Mr. Kurland's bonus amount was awarded pursuant to the Company's Annual Incentive Plan. The bonus amounts received by Messrs. Garcia, Sambol and Boone were awarded pursuant to a formula approved by the Compensation Committee.

(3) Amounts shown represent the portion of interest accrued on the account of the named executive officer with respect to deferred compensation that exceeds 120% of the applicable federal rate.

(4) Amounts shown represent the number of option shares earned in respect of the fiscal year, whether or not granted in such fiscal year.

(5) Amounts shown for fiscal 2000 consist of the following: (i) Mr. Mozilo:
    Company contribution to 401(k) Plan--$4,800; Company contribution to deferred compensation account--$195,000; Company paid life insurance premiums--$259,158; Company paid tax and investment advice--$10,660; (ii) Mr. Loeb: Company paid life insurance premiums--$47,174; cash bonus upon retirement--$500,000; (iii) Mr. Kurland: Company contribution to 401(k) Plan--$4,800; Company contribution to deferred compensation account-- $55,814; Company paid life insurance premiums--$25,719; Company paid tax and investment advice--$14,181; (iv) Mr. Sambol: Company contribution to 401(k) Plan--$4,800; Company contribution to deferred compensation account--$9,100; Company paid life insurance premiums--$12,332; Company paid tax and investment advice--$7,034; (v) Mr. Garcia: Company contribution to 401(k) Plan--$4,800; Company contribution to deferred compensation account--$18,950; Company paid life insurance premiums-- $19,070; and (vi) Mr. Boone: Company contribution to 401(k) Plan-- $4,800; Company contribution to deferred compensation account--$24,070; Company paid life insurance premiums--$14,143; Company paid tax and investment advice--$10,861.

(6) Mr. Loeb resigned as President of the Company effective February 28, 2000 and as Chairman of the Board effective March 1, 1999.

  The following table sets forth information on the stock options granted to the named executive officers in fiscal 2000.

                    STOCK OPTION GRANTS IN FISCAL YEAR 2000

                                                     Individual Grants
                         -------------------------------------------------------------------------
                          Number of     % of Total
                          Securities  Options Granted
                          Underlying  to Employees in
                           Options        Fiscal      Exercise Price Expiration     Grant Date
Name                     Granted(/1/)    Year(/2/)    ($/Share(/3/))    Date    Present Value(/4/)
----                     ------------ --------------- -------------- ---------- ------------------
Angelo R. Mozilo........   500,000        12.0837        $23.3438     6/1/2005      $6,831,200
David S. Loeb...........    85,000         2.0542         24.6875    2/28/2005       1,161,304
Stanford L. Kurland.....    75,000         1.8126         25.1563     6/1/2005       1,024,680
                           150,000         3.6251         41.0000     6/1/2004       2,049,360
David Sambol............    15,000          .3625         25.1563     6/1/2005         204,936
                            30,000          .7250         41.0000     6/1/2004         409,872
Carlos M. Garcia........    18,750          .4531         25.1563     6/1/2005         256,170
                            37,500          .9063         41.0000     6/1/2004         512,340
Thomas H. Boone.........    18,750          .4531         25.1563     6/1/2005         256,170
                            37,500          .9063         41.0000     6/1/2004         512,340

--------
(1) All options become exercisable at the rate of approximately 33.3% on each of the first, second and third anniversaries of the grant date, except in the event of a "Change of Control" as defined in the relevant stock option plan. Upon a Change of Control, all options become immediately exercisable. Amounts shown for Mr. Mozilo represent the number of option shares earned in respect of fiscal 2000, whether or not granted in such fiscal year.

(2) The "total options granted to employees in fiscal year" includes amounts shown for Mr. Mozilo earned in respect of fiscal 2000, although not granted in such fiscal year.

(3) The exercise price is not less than the market value of the Common Stock on the date of grant.

(4) The present value of the options as of their grant dates was calculated using the Black-Scholes single option model. The assumptions used in the model were: expected volatility of 34.35%, risk-free rate of return (approximately equal to the five-year Treasury rate at the grant date) of 6.0%, dividend yield of 1.29% and time to exercise of five years. No discounting was done to account for non-transferability or vesting. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

  The following table sets forth information on stock option exercises by named executive officers during fiscal 2000 and outstanding options and their value at February 29, 2000. Value is calculated as the difference between the fair market value of the Common Stock and the exercise price of the options at the exercise date or fiscal year end, as applicable.

              OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                          Number of                   Options at          In-the-Money Options at
                           Shares                  February 29, 2000         February 29, 2000
                          Acquired     Value   ------------------------- -------------------------
          Name           on Exercise Realized  Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- --------- ----------- ------------- ----------- -------------
Angelo R. Mozilo........         0   $       0  2,233,507      91,023    $10,389,690   $ 236,095
David S. Loeb...........     9,265     185,388  1,848,745     176,023      6,521,200     297,193
Stanford L. Kurland.....         0           0    489,296     438,749      2,606,597     101,953
David Sambol............         0           0     54,076      93,749        106,309      23,162
Carlos M. Garcia........   116,192   3,582,425    215,006     112,500      1,469,701      26,875
Thomas H. Boone.........    32,715     907,061    200,841     104,999      1,382,723      24,100

Pension Plan

  The following table illustrates annual pension benefits under the Company's Defined Benefit Pension Plan (the "Pension Plan") for participants retiring in 2000 at age 65 payable in the form of a life annuity under various levels of base compensation and years of service. The pension benefits in the table are not subject to deduction for Social Security or other offset amounts.

                              PENSION PLAN TABLE

                                                   Years of Service
                                      ------------------------------------------
          Remuneration(/1/)             10     15     20     25     30     35
          -----------------           ------ ------ ------ ------ ------ -------
$300,000-$1,400,000.................. 23,030 37,390 54,030 69,350 84,670 100,000

--------
(1) Under the Internal Revenue Code of 1986, as amended (the "Code"), commencing January 1, 2000, annual compensation in excess of $170,000 is not taken into account when calculating benefits under the Pension Plan. Accordingly, since all named executive officers receive a base salary in excess of $170,000, benefits payable to the named executive officers under the Pension Plan only vary based on years of credited service.

  The compensation used for Pension Plan purposes is the amount shown in the Salary column of the Summary Compensation Table, subject to the $170,000 limitation under the Code. Benefits are 100% vested after five years of service. Certain provisions in the Pension Plan become effective upon a Change in Control (as defined in the Pension Plan). These provisions prevent the Pension Plan from being amended in a way that would negatively impact participants and allow a participant to become fully vested if terminated for reasons other than Cause (as defined in the Pension Plan) within two years following a Change in Control. The years of credited service under the Pension Plan for the named executive officers are: Angelo R. Mozilo, 31; David S. Loeb, 31; Stanford L. Kurland, 20; David Sambol, 14; Carlos M. Garcia, 15; and Thomas H. Boone, 15.

  The Company has adopted a Supplemental Executive Retirement Plan (the "SERP"), effective in the fiscal year ended February 28, 1995, designed to provide certain executives with retirement income equal to 70% of their average annual salary determined by averaging the five highest salaried years out of the ten years preceding retirement. In January 1999, the Compensation Committee approved an amendment to reduce the benefit amount to 33.3% for new participants and to terminate participation and commence distributions from the SERP to any employee whose sum total of age and length of service equaled 105. Benefits under the SERP are reduced by benefits the participant receives from (1) payments under the Pension Plan and (2) the Company's contributions to the participant's deferred compensation account. The estimated annual benefit under the SERP for Messrs. Mozilo, Kurland, Sambol, Garcia and Boone (assuming retirement at age 65) will be $287,190, $301,540, $424,147, $209,833 and $113,513, respectively. The actual benefit under the SERP for Mr. Loeb (commencing March 1, 1999) is $428,623.

  The SERP provides for a lump sum payment to a participant, including a named executive officer, in the event of a "Change in Control" (as defined in the SERP). The lump sum payment is to be made within 60 days of the Change in Control, and the amount paid is to be determined as if employment terminated on the date the Change in Control became effective.

Employment Agreements

  The Company has entered into employment agreements with Messrs. Mozilo and Kurland that provide for certain compensation, death, disability and termination benefits.

  Effective July 10, 1996, the Company entered into an employment agreement with Angelo R. Mozilo, Chairman of the Board, President and Chief Executive Officer of the Company (the "Current Agreement"). As of March 1, 2000, the Company amended and restated its employment agreement with Mr. Mozilo (the "Restated Agreement"), subject to the approval of the Company's stockholders at the Meeting, of (1) the provisions of the Restated Agreement relating to the annual cash bonus and (2) the adoption of the 2000 Stock Option Plan. See "Proposal Two" and "Proposal Three" below. If stockholders approve both Proposals Two and Three, the Restated Agreement, as described below, will become effective in its entirety as of the date of such approval. In the absence of such approval, those provisions of the Current Agreement relating to payment of incentive compensation and award of stock options, as described below, will remain in effect.

  The Current Agreement provides for the retention of Mr. Mozilo's services for the period commencing July 10, 1996, and terminating on February 28, 2001. Pursuant to the Current Agreement, Mr. Mozilo shall receive a base salary of $1,400,000 per year through the fiscal year ending February 28, 2001 as well as additional incentive compensation in each year during the term thereof in the form of an annual cash bonus pursuant to a formula that multiplies the prior year's bonus by the ratio of the current year's earnings per share over that of the previous year. At the discretion of the Compensation Committee, Mr. Mozilo may be granted stock options in respect of shares of the Company's Common Stock for each of the fiscal years ending February 29, 2000 and February 28, 2001.

  The Restated Agreement provides for the retention of Mr. Mozilo's services for the period commencing March 1, 2000, and continuing until terminated in accordance with the terms of the agreement. Pursuant to the Restated Agreement, Mr. Mozilo shall receive a base salary of $1,650,000 in the fiscal year ending February 28, 2001 and $1,750,000 in the fiscal year ending February 28, 2002. In each fiscal year thereafter, Mr. Mozilo's base salary will be increased by an amount not less than $200,000, as determined by the Compensation Committee. The Restated Agreement provides for additional incentive compensation in each year during the term thereof in the form of an annual cash bonus pursuant to the same formula set forth in the Current Agreement. Mr. Mozilo is also entitled to receive stock options in respect of 500,000 shares of Company's Common Stock for the fiscal year ended February 29, 2000, and in each fiscal year thereafter, the Compensation Committee shall grant to Mr. Mozilo stock options in respect of not fewer than 350,000 shares of the Company's Common Stock.

  The employment agreement with Stanford L. Kurland, Senior Managing Director and Chief Operating Officer of the Company and President and Chief Executive Officer of CHL, is effective as of March 1, 1999 and provides for the retention of Mr. Kurland's services through February 28, 2002. Pursuant to his employment agreement, Mr. Kurland shall receive a base salary of $781,396 for fiscal year 2000, with an increase of not less than 5% nor more than 10% for fiscal years 2001 and 2002 as may be approved by the Compensation Committee, based on the recommendation of Mr. Mozilo. The agreement provides for additional incentive compensation in respect of each fiscal year ending during the term thereof in the form of an annual cash bonus as determined in accordance with the Annual Incentive Plan, which was approved by the stockholders at the 1996 annual meeting. See "Executive Compensation--Annual Incentive Plan" below. The agreement also provides for additional incentive compensation in the form of grants of stock options under any stock option plans that may exist or come into effect. In respect of each fiscal year ending during the term of the agreement, Mr. Kurland will be granted options in respect of not fewer than 100,000 shares and not greater than 250,000 shares of the Company's Common Stock.

  The employment agreements with Messrs. Mozilo (both the Current Agreement and Restated Agreement) and Kurland also each provides that in the event of disability, the officer shall receive annual compensation in an amount equal to (1) 50% of his then current salary, minus (2) the amount of any cash payments to him under the terms of the Company's disability insurance or other disability benefit plans or the Company's Pension Plan and any compensation he may receive pursuant to any other employment. These payments are to be made until the earliest of the officer's death, commencement of benefits under the Company's pension plan or five years from the date of the disability. The Company is also required to afford each officer during the disability period other employment benefits to which he otherwise would be entitled. In the event of the death of the officer during the term of his employment agreement, the Company is required to pay to his beneficiary an amount equal to the officer's salary for 12 months following the date of death and to provide to such beneficiary certain other rights or benefits to which the officer would otherwise have been entitled. The employment agreements with Messrs. Mozilo and Kurland also each provides for certain benefits in the event of termination without cause (as defined in each of the employment agreements) or if the officer terminates his employment under specified conditions.

  Effective March 1, 1999, the Company amended and restated its employment agreement with David S. Loeb, the terms of which are described in the Company's Proxy Statement dated June 1, 1999. After over 30 years of service to the Company, Mr. Loeb retired as President of the Company effective February 28, 2000. Upon the occasion of his retirement, the Company entered into a separation agreement with Mr. Loeb that provides for a cash bonus in recognition of his dedicated service to the Company in the amount of $500,000.

Annual Incentive Plan

  The Company has in place an Annual Incentive Plan that was approved by the Company's stockholders at the 1996 annual meeting. The purposes of the Annual Incentive Plan are to promote the profitability of the Company, provide officers an opportunity to receive incentive compensation depending upon that profitability and to attract, retain and motivate such individuals. All officers of the Company currently are eligible for awards under the Annual Incentive Plan. During fiscal 2000, Mr. Kurland was the only participating executive officer under the Annual Incentive Plan, and it is expected that Mr. Kurland will be the only participant for the fiscal year ending February 28, 2001.

Change in Control Arrangements

  On September 12, 1996, the Compensation Committee approved a Change in Control Severance Plan (the "Severance Plan"), which provides for a salary continuation payment and certain other benefits for eligible employees whose employment with the Company is terminated involuntarily after a Change in Control (as defined in the Severance Plan) or who leave the Company following a Change in Control if a specified change in their compensation, position or employment location occurs. Employees who are eligible to participate in the Severance Plan include all active, full-time employees other than employees who are covered under an individual employment or severance agreement that provides for compensation and/or benefits upon termination of employment. The amount of the separation payment is based on the employee's title and status as an exempt or non-exempt employee within the meaning of the wage and hour laws. In the event of a Change in Control, Messrs. Sambol, Garcia and Boone would be entitled to participate in the Severance Plan, and they would each be entitled to receive a salary separation payment equal to two years of their base pay plus 200% of their average bonus, as determined in accordance with the Severance Plan. In addition, they would be entitled to receive medical, dental, vision and prescription drug benefits, life insurance and other death benefits coverage for a period of two years following the date of termination.

Compensation Committee Report on Executive Compensation

  The Compensation Committee is composed entirely of nonemployee, independent members of the Board of Directors. It is the Compensation Committee's responsibility to review, recommend and approve changes to the Company's executive compensation program and all compensation actions for Angelo R. Mozilo, David S. Loeb (prior to his resignation as an officer of the Company) and Stanford L. Kurland and other executive officers of the Company. Approval of the employment agreements of Messrs. Mozilo, Loeb and Kurland are recommended by the Committee to the Board. The Compensation Committee also administers the Company's stock option plans and other benefit plans.

 Compensation Philosophy and Objectives

  The Company's executive compensation program is intended to attract, motivate and retain the key talent necessary for the Company to be successful in the highly competitive business environment in which it operates. The Company's philosophy is to compensate executives competitively for total performance. The compensation program consists of three main components: (1) base salary, (2) cash incentive compensation and (3) stock options. Base salary is governed by individual performance, market parity and promotions. Cash incentive compensation is a potential cash award based on the Company's overall performance and the employee's individual performance. Stock options are intended to provide a significant incentive to contribute to the growth of the Company from the perspective of an owner with an equity stake in the business.

 Compensation of the Chairman of the Board, President and Chief Executive Officer for Fiscal 2000

  Compensation for fiscal 2000 for Mr. Mozilo was determined pursuant to the Current Agreement, which provides for a base salary, cash incentive compensation and stock options. See "Executive Compensation--Employment Agreements." As provided by the Current Agreement, Mr. Mozilo received a cash bonus in respect of fiscal 2000 that was determined by multiplying the prior year's bonus by a performance ratio obtained by dividing earnings per share for fiscal 2000 by earnings per share for fiscal 1999. Earnings per share increased in fiscal 2000 compared to fiscal 1999, resulting in an increase in the cash bonus paid to Mr. Mozilo with respect to fiscal 2000. In respect of fiscal 2000, Mr. Mozilo also received stock options in respect of 500,000 shares of Common Stock, which options are exercisable at the rate of approximately 33.3% on each of the first, second and third anniversaries of the grant date and expire on the fifth anniversary of the grant date. Under the Current Agreement, the Compensation Committee has the sole discretion to award such stock options to Mr. Mozilo.

 Compensation of the Former President for Fiscal 2000

  Compensation for fiscal 2000 for Mr. Loeb was determined under his then current employment agreement with the Company, which provided for a base salary, cash incentive compensation and stock options. As provided in his employment agreement, Mr. Loeb received a cash bonus in respect of fiscal 2000 equal to 25% of the cash bonus received by Mr. Mozilo in respect of the same fiscal year. Earnings per share increased in fiscal 2000 compared to fiscal 1999 resulting in an increase in the cash bonus paid to Mr. Loeb in respect of fiscal 2000. Mr. Loeb also received a grant of stock options in respect of 85,000 shares of Common Stock, which are exercisable at the rate of approximately 33.3% on each of the first, second and third anniversaries of the grant date and expire on the fifth anniversary of the grant date. See "Executive Compensation--Employment Agreements" for discussion of the cash bonus awarded to Mr. Loeb upon the occasion of his retirement.

 Compensation of the Senior Managing Director and Chief Operating Officer for Fiscal 2000

  Compensation for fiscal 2000 for Mr. Kurland was determined under his employment agreement, which provides for a base salary, cash incentive compensation and stock options. See "Executive Compensation--Employment Agreements." Pursuant to his agreement, Mr. Kurland received a cash bonus in respect of fiscal 2000 that was calculated in accordance with the Annual Incentive Plan, which provides that Mr. Kurland will be awarded from 0% to 275% of a specified target bonus, subject to the satisfaction of certain earnings per share and return on equity goals. Earnings per share increased in fiscal 2000 compared to fiscal 1999 resulting in an increase in the annual incentive paid to Mr. Kurland in respect to fiscal 2000. As provided in his employment agreement, Mr. Kurland also received stock options in respect of 225,000 shares of Common Stock, as determined by the Compensation Committee. These options are exercisable at the rate of approximately 33.3% on each of the first, second and third anniversaries of the grant date and expire on the fifth anniversary of the grant date.

 Compensation of Other Executives for Fiscal 2000

  With respect to the base salaries and incentive cash bonuses awarded to other executive officers in respect of fiscal 2000, the Compensation Committee met with senior management to review recommendations regarding their base salaries and annual incentive levels. The decision of the Compensation Committee with respect to the base salary for each such executive officer is subjective and was made after consideration of the performance of the executive in his or her particular area of responsibility, the executive's contribution to the Company's overall management team and an assessment of the future contributions the executive should be able to make to the Company. The incentive cash bonuses paid to other executive officers were approved by the Compensation Committee and were based on a plan that was approved by that Committee.

 Stock Options Granted in Fiscal 2000

  The Compensation Committee oversees the determination of the overall number of employee stock options to be granted each year and how those options are to be distributed among the employees. In the fiscal year ended February 28, 1994, the Compensation Committee studied comparisons of the number of stock options granted in relation to a company's issued and outstanding stock. As a result of this study, the Compensation Committee determined that the number of stock options granted in any fiscal year should not exceed 3.0% of the outstanding Common Stock of the Company during that fiscal year.

  Options were granted to eligible employees (including executive officers) and directors on June 1, 1999 based on the performance of the Company in fiscal 1999 compared to the performance in fiscal 1998. A limited number of special stock options were also granted to select employees at other times during fiscal 2000. The total number of these stock options equaled 2.12% of the outstanding Common Stock of the Company at February 29, 2000.

  In addition, during fiscal 2000, the Compensation Committee recognized that a significant portion of options granted to employees had lost their value and placed at risk the efficacy of those options as retention incentives. The Compensation Committee authorized the Company to grant options in advance of June 2000, the date that options ordinarily would be granted in respect of fiscal 2000. Accordingly, options were granted to eligible employees (including executive officers) on December 27, 1999, based on the expected performance of the Company in fiscal 2000 compared to the performance in fiscal 1999. These options equaled 1.07% of the outstanding Common Stock of the Company at February 29, 2000.

 Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code limits the corporate deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless such compensation qualifies as "performance-based compensation." The incentive compensation arrangements for fiscal 2000 qualify as "performance-based compensation." The Committee recognizes that the base salary of Mr. Mozilo will not be deductible to the extent it exceeds $1 million but considers this additional amount not to be significant to the Company. The Company's stock option plans, as previously approved by stockholders, meet the requirements for deductibility.

  The Committee's policy on deductibility is generally to develop compensation plans that provide for the payment of compensation that is tax deductible to the Company, while recognizing that the legitimate interests of the Company and its stockholders may at times be better served by compensation arrangements that are not deductible.

                                          The Compensation Committee

                                              Harley W. Snyder, Chairman
                                              Robert J. Donato
                                              Michael E. Dougherty

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee consists of Messrs. Snyder (chairman), Donato and Dougherty. During fiscal 2000, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, nor was any member of the Compensation Committee formerly an officer of the Company or any of its subsidiaries. Also, during that year, no executive officer of the Company served (1) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Compensation Committee, or (2) as a member of the compensation committee of another entity, one of whose executive officers served on the Board.

                               PERFORMANCE GRAPH

  The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on February 28, 1995 in each of the Company, the S&P 500 Index and the S&P Financial Index. The results and comparisons shown in the graph below are based upon historical data and are not indicative of, nor intended to forecast future performance of, the Company's Common Stock.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG COUNTRYWIDE CREDIT INDUSTRIES, INC.,
                   S&P 500 INDEX AND S&P FINANCIAL INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           COUNTRYWIDE        S&P           S&P
(Fiscal Year Covered)        CREDIT INDUSTRIES  500 INDEX     FINANCIAL INDEX
-------------------          -----------------  ---------     ---------------
Measurement Pt- 2/95         $100               $100          $100
FYE   2/96                   $131               $135          $147
FYE   2/97                   $184               $170          $209
FYE   2/98                   $284               $229          $292
FYE   2/99                   $244               $275          $317
FYE   2/00                   $162               $307          $275

                             CERTAIN TRANSACTIONS

 Transactions Involving IndyMac and IndyMac, Inc.

  IndyMac is a diversified financial services company whose shares of common stock are traded on the New York Stock Exchange (symbol: NDE). At February 29, 2000, the Company owned 3,640,860 shares, or 4.5%, of IndyMac's outstanding common stock. Mr. Mozilo, Chairman of the Board, Chief Executive Officer and President of the Company, served as a director of IndyMac until March 31, 2000, and as an executive officer of IndyMac until February 29, 2000. Mr. Loeb, who served as a director and executive officer of the Company until February 28, 2000, continues to serve as a director of IndyMac.

  Until January 3, 2000, CHL owned all of the outstanding common stock and 1% of the economic interest in IndyMac, Inc. ("IndyMac Operating"). In January 2000, CHL sold all of the outstanding common stock in IndyMac Operating to IndyMac, which already owned all of the outstanding non-voting preferred stock and 99% of the economic interest in IndyMac Operating, for $1.8 million. Mr. Mozilo served as a director of IndyMac Operating until that time.

  The following describes certain transactions involving the Company, CHL, IndyMac and IndyMac Operating during fiscal 2000.

  During 1997, the Company entered into a Cooperation Agreement with IndyMac and IndyMac Operating in connection with IndyMac's acquisition of Countrywide Asset Management Corporation, formerly a wholly owned subsidiary of the Company that provided management services to IndyMac. Pursuant to the Cooperation Agreement, the Company and certain affiliates agreed to provide certain services to IndyMac and IndyMac Operating during a post-acquisition period. In fiscal 2000, the charges incurred by IndyMac and/or IndyMac Operating for services provided by the Company under the Cooperation Agreement were offset by amounts previously paid by IndyMac and/or IndyMac Operating pursuant to such agreement. Accordingly, in fiscal 2000, the Company reimbursed IndyMac and/or IndyMac Operating $546,000 in charges previously paid by IndyMac and/or IndyMac Operating.

  During 1997, IndyMac and IndyMac Operating entered into a sublease agreement with the Company for office space, while at the same time, the Company subleased space from IndyMac and IndyMac Operating in their former headquarters. As a result, IndyMac and IndyMac Operating paid the Company $4.3 million in fiscal 2000 and the Company paid IndyMac and IndyMac Operating $344,000 in fiscal 2000 for payments under these sublease arrangements.

  In November 1998, CHL entered into an Assignment and Assumption Agreement pursuant to which CHL assumed certain IndyMac recourse obligations with respect to the underlying mortgage loans that IndyMac had previously sold to the Federal Home Loan Mortgage Corporation. In consideration of CHL's assumption of these recourse obligations, IndyMac paid CHL a total of $6.0 million. CHL may be required to reimburse a portion of this amount to IndyMac based upon actual loss experience on the loans.

  Countrywide Securities Corporation, an indirect subsidiary of the Company, provided brokerage services to IndyMac and/or IndyMac Operating in connection with the sale of mortgage loans and/or servicing rights. The total fees paid to Countrywide Securities Corporation by IndyMac and IndyMac Operating for these services during fiscal 2000 were $303,000.

 Transactions Involving Officers and Directors

  During fiscal 2000, Mr. Loeb had one loan outstanding under a plan maintained by the Company, which was ratified and approved by the stockholders, to facilitate the exercise of stock options (the "Financing Plan"). On May 14, 1999, Mr. Loeb repaid the outstanding balance of the loan in the amount of $225,381, which amount was his highest aggregate indebtedness to the Company during fiscal 2000. The loan bore an annual interest rate of 3.25%.

  Mr. Garcia had seven loans outstanding under the Financing Plan during fiscal 2000. His highest aggregate indebtedness to the Company during fiscal 2000 was $245,011, which amount was outstanding as of February 29, 2000. The seven loans bear interest rates of 3.25%, 3.75%, 3.25%, 3.25%, 5.54%, 5.54%
and 5.67%, respectively.

  Mr. Boone had three loans outstanding under the Financing Plan during fiscal 2000. His highest aggregate indebtedness to the Company during fiscal 2000 was $121,764, which amount was outstanding as of February 29, 2000. The three loans bear interest rates of 5.69%, 5.89%, and 6.30%, respectively.

  During fiscal 2000, Mr. Samuels had four loans outstanding under the Financing Plan. His highest aggregate indebtedness to the Company during fiscal 2000 was $221,688, which amount was outstanding as of February 29, 2000. The four loans bear interest rates of 5.11%, 5.62%, 3.25% and 6.41%, respectively.

  Mr. Heller is of counsel to the law firm of Fried, Frank, Harris, Shriver & Jacobson. This firm performed services for the Company in fiscal 2000, and the Company intends to retain the services of this firm in the fiscal year ending February 28, 2001.

  Mr. Donato is Senior Vice President, Branch Manager of PaineWebber, Incorporated. During fiscal 2000, the Company and PaineWebber, Incorporated entered into an agreement whereby PaineWebber, Incorporated agreed to provide financing and sale execution to participants in the Company's employee stock option plans for a transaction fee payable by the participant.

                                 PROPOSAL TWO

                                  APPROVAL OF
                      COUNTRYWIDE CREDIT INDUSTRIES, INC.
                        2000 EMPLOYEE STOCK OPTION PLAN

  At the Meeting, stockholders will be asked to approve the Company's 2000 Stock Option Plan (the "New Plan"), which was adopted by the Board of Directors on May 10, 2000, subject to approval by the Company's stockholders.

  The employment agreement of Angelo R. Mozilo, Chairman of the Board, President and Chief Executive Officer of the Company, was amended and restated as of March 1, 2000, subject to stockholder approval of the New Plan, or an amendment to the Company's 1993 Stock Option Plan, and the annual cash bonus provisions of such agreement. See "Proposal Three." In the absence of stockholder approval of this Proposal, the Restated Agreement as it relates to the award of stock options will not take effect, and the provisions of the Current Agreement with respect to stock options will remain in effect. See "Executive Compensation--Employment Agreements."

              Description of the 2000 Employee Stock Option Plan

  The following summary of the main features of the New Plan is qualified in its entirety by reference to the complete text of the New Plan, which is set forth as Appendix A to this Proxy Statement. Capitalized terms not defined herein shall have the meaning ascribed to them in the New Plan.

  The New Plan is applicable to U.S. employees and nonemployee directors only. Adaptations of the New Plan will be developed for the purpose of granting stock options to non-U.S. employees and directors ("Foreign Option Grants").

 General

  The New Plan is designed to strengthen the Company by providing an incentive to its employees and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees and directors of the Company and its subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Options (as defined in the New Plan) to purchase shares of the Company's Common Stock.

  The New Plan authorizes the grant and issuance of Options, including Options intended to qualify as incentive stock options under Section 422 of the Code ("ISO"). Options granted under the New Plan may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3 and/or qualify as "performance-based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Code. Stockholder approval of the New Plan is required to satisfy the "performance-based compensation" exemption under Section 162(m) of the Code.

  The preceding definitions and provisions apply to Options granted under the New Plan to U.S. employees and nonemployee directors. With respect to Foreign Option Grants, such grants will be made in a manner consistent with the intent of the New Plan and the particular laws or applicable customs or rules of the relevant jurisdiction outside of the United States.

 Eligibility

  Any employee of the Company or a subsidiary designated by the Committee as eligible to receive Options subject to the conditions set forth in the New Plan is eligible to receive a grant of an Option under the New Plan (an "Eligible Person"). A "Ten-Percent Stockholder" is an Eligible Person, who, at the time an ISO is granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary. For purposes of the formula grant provisions under the New Plan, an "Eligible Person" also includes a director of the Company who is not an employee (a "Nonemployee Director"). An "Optionee" is any current or former Eligible Person to whom an Option has been granted and a "Participant" is any Optionee and any person (including any estate) to whom an Option has been assigned or transferred pursuant to the New Plan. The Committee has not yet determined how many individuals ultimately will participate in the New Plan.

 Administration

  The New Plan shall be administered by a committee consisting of at least two directors appointed by the Board of Directors of the Company to administer the New Plan and to perform functions set forth in the New Plan (the "Committee").

  Subject to the express provisions of the New Plan, the Committee has broad authority to administer and interpret the New Plan, including, without limitation, authority to determine who is eligible to participate in the New Plan and to which of such persons, and when, Options are granted under the New Plan, to determine the number of shares of Common Stock subject to Options and the exercise or purchase price of such shares under an Option, to establish and verify the extent of satisfaction of any performance goals applicable to Options, to prescribe and amend the terms of documents evidencing Options made under the New Plan, and to make all other determinations deemed necessary or advisable for the administration of the New Plan.

  With respect to Foreign Option Grants, the Committee has the broad authority to prescribe and amend the terms of documents evidencing such grants without the prior approval of the Board; provided that action taken pursuant to this authority is consistent with the intent of the New Plan and is for the limited purpose of complying with the particular laws or applicable customs or rules of the relevant jurisdiction outside of the United States.

 Stock Subject to the New Plan

  The aggregate number of shares of the Company's Common Stock ("Shares") that can be issued under the New Plan may not exceed 5,500,000. The number of Shares subject to the New Plan and to outstanding Options under the New Plan will be appropriately adjusted upon a Fundamental Change (as defined in the New Plan). The aggregate number of Shares subject to Options granted under the New Plan during any calendar year to any one Eligible Person shall not exceed 3,000,000.

 Awards

  The New Plan authorizes the grant and issuance of the following types of Options and Nonemployee Director Options:

  Options

  Subject to the express provisions of the New Plan, the Committee has discretion to determine the vesting schedule of Options, the events causing an Option to expire, the number of shares subject to any Option, the restrictions on transferability of an Option, and such further terms and conditions, in each case not inconsistent with the New Plan, as may be determined from time to time by the Committee. Options granted under the New Plan may be either ISOs or Options not intended to qualify as ISOs ("NQSOs").

  The exercise price for Options may not be less than 100% of the Fair Market Value (as defined in the New Plan) of the Company's Common Stock on the date the Option is granted, except (1) the exercise price of an Option may be higher or lower in the case of Options granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, and (2) in the event an employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the Fair Market Value of the Company's Common Stock on the date the Option is granted. On May 25, 2000, the Fair Market Value of a share of Common Stock was $31.59. Without the approval of stockholders, the Company shall not reprice any Options.

  The exercise price of an Option may be paid through various means specified by the Committee including by (1) personal, certified or cashier's check, (2) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (3) other property deemed acceptable by the Committee, or (4) any combination of (1) through (3). Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

  The Term of each Option granted under the New Plan, including any ISOs, shall be for a period of years from the date of grant set forth in the Option Document, but in no event shall the Term of an Option extend beyond ten years from the date of grant (five years in the case of an ISO granted to a Ten-Percent Stockholder).

  Upon termination of an Optionee's employment with the Company for any reason other than death, Disability, Cause or Retirement, the Optionee may, within three months after his or her termination, exercise those Options that were exercisable as of the date of termination.

  Nonemployee Director Options

  On the first business day of June of each year that the New Plan is in effect, each Nonemployee Director shall automatically be granted a Nonqualified Option (a "Nonemployee Director Option") to purchase Shares under the New Plan. The number of Shares and the purchase price shall be as provided below. The Term of a Nonemployee Director Option granted under the New Plan shall be ten years from the date of its grant. Subject to provisions of the New Plan, Nonemployee Director Options shall be fully exercisable in whole or in part at any time after one year from the date of grant of the Nonemployee Director Option; provided, however, that all Nonemployee Director Options shall be immediately exercisable in whole or part in the case of such Nonemployee Director's death. A Nonemployee Director may make an election under the New Plan to not receive a Nonemployee Director Option.

  Under the New Plan, each Nonemployee Director Option granted shall be in respect of a number of Shares equal to 15,000 multiplied by a fraction, the numerator of which is the earnings per Share on a fully diluted basis of the Company for the fiscal year ended immediately before the date of grant of the Nonemployee Director Option (as reported in the audited Financial Statements included in the Company's Annual Report on Form 10-K filed with the SEC, but in no event less than zero) (the "EPS Numerator Amount") and the denominator of which is the earnings per Share on a fully diluted basis of the Company for the fiscal year immediately preceding the fiscal year in respect of which the EPS Numerator Amount is determined; provided, however, that each Nonemployee Director Option granted shall be in respect of a number of Shares not less than 15,000. The number 15,000 referred to in the previous sentence shall be equitably adjusted in the event of a change in capital structure of the Company.

 Change Of Control

  In connection with a Corporate Change (as defined in the New Plan), (1) Options will become immediately and fully exercisable, and (2) an Optionee shall be permitted to surrender for cancellation within sixty (60) days after such Corporate Change, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of (x) (A) in the case of an NQSO, the greater of (i) the Fair Market Value, on the date preceding the date of surrender of the Shares subject to the Option or portion thereof surrendered, or (ii) the Adjusted Fair Market Value (as defined in the New Plan) of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an ISO, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; provided however, that in the case of an Option granted within six months prior to the Corporate Change to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the 60 day period commencing upon the expiration of six months from the date of grant of any such Option.

 Transferability

  Generally, Options granted under the New Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Committee may permit an NQSO to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family.

 Amendments and Termination

  The Board may amend, alter or discontinue the New Plan or any document evidencing an Option made under the New Plan, but no such amendment shall, without the approval of the stockholders of the Company: (1) increase the maximum number of Shares of Common Stock for which Options may be granted under the New Plan; (2) reduce the price at which Options may be granted below the price provided for in the New Plan; (3) reduce the exercise price of outstanding Options; or (4) extend the term of the New Plan. Notwithstanding the foregoing, no amendment shall be made, without the consent of the Optionee, that would impair any option previously granted under the New Plan or would deprive any Optionee of any shares that he or she may have acquired through or as a result of the New Plan. No Options shall be granted pursuant to the New Plan more than ten years after the effective date of the New Plan.

 U.S. Federal Income Tax Consequences

  The following discussion of the U.S. federal income tax consequences of grants to U.S. employees and Nonemployee Directors under the New Plan is intended to be a summary of applicable U.S. federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the New Plan or of Options thereunder. Further, the tax consequences under laws or applicable customs or rules of foreign jurisdictions will also differ.

  Because the U.S. federal income tax rules governing Options and related payments are complex and subject to frequent change, and they depend on the Participant's individual circumstances, Participants are advised to consult their tax advisors prior to exercise of Options or other Options or dispositions of stock acquired pursuant to Options.

  ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

  An Optionee is not taxed on the grant or, except as described below, exercise of an ISO. The difference between the exercise price and the fair market value of the Shares on the exercise date will, however, be a positive adjustment for purposes of the alternative minimum tax, and thus an Optionee could be subject to the alternative minimum tax as a result of the exercise of an ISO. If an Optionee holds the Shares acquired upon exercise of an ISO for at least two years following the Grant Date and at least one year following exercise, the Optionee's gain, if any, upon a subsequent disposition of such Shares is long-term capital gain (mid-term capital gain if the Shares are held for more than one year but not more than 18 months). The measure of the gain is the difference between the proceeds received on disposition and the Optionee's basis in the Shares (which generally equals the exercise price). If an Optionee disposes of Shares acquired pursuant to exercise of an ISO before satisfying the one and two year holding periods described above, the Optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be (1) the amount realized on disposition less the Optionee's adjusted basis in the Shares (usually the exercise price) or (2) the difference between the fair market value of the Shares on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year (mid-term capital gain if the Shares are held for more than one year but not more than 18 months) following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the Optionee's disposition of the Shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the Optionee disposes of the Shares in an amount equal to the ordinary income recognized by the Optionee.

  An Optionee is not taxed on the grant of an NQSO. On exercise, however, the Optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the Shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the Optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the Shares are held for at least one year (mid-term capital gain if the Shares are held for more than one year but not more than 18 months) following exercise. The Company does not receive a deduction for this gain.

  Special rules will apply in cases where a recipient of an Option pays the exercise or purchase price of the Option or applicable withholding tax obligations under the New Plan by delivering previously owned Shares or by reducing the number of Shares otherwise issuable pursuant to the Option. The surrender or withholding of such Shares will in certain circumstances result in the recognition of income with respect to such Shares or a carryover basis in the Shares acquired and may constitute a disposition for purposes of applying the ISO holding periods discussed above. The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Option and may require the Participant to pay such taxes as a condition to exercise of an Option.

  The terms of the documents pursuant to which Options are made under the New Plan provide for accelerated vesting or payment of an Option in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the Optionee, certain amounts with respect to such Option may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, an Optionee will be subject to a 20% excise tax on any "excess parachute payments," and the Company will be denied any deduction with respect to such payments. Optionees should consult their tax advisors as to whether accelerated vesting of an Option in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

  As described above, Options granted under the New Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1,000,000 and paid to a Covered Employee (as defined in Section 162 of the Code). Compensation for any year that is attributable to an Option granted to a Covered Employee and that does not so qualify may not be deductible by the Company to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

 Initial Grants

  The Committee has full discretion to determine the timing and recipients of any Options grants under the New Plan and the number of Shares subject to any such Options that may be granted under the New Plan, subject to an annual limitation on the total number of Options that may be granted to any Optionee. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group, the Nonemployee Directors and all other key employees under the New Plan are not presently determinable.

  The Board recommends that the stockholders vote FOR this proposal.

                                PROPOSAL THREE

                   APPROVAL OF ANNUAL CASH BONUS PROVISIONS
                  FOR ANGELO R. MOZILO'S EMPLOYMENT AGREEMENT

  Stockholder approval of the annual cash bonus provisions of the Third Restated Employment Agreement (the "Restated Agreement") with Mr. Mozilo is required in order for amounts paid thereunder not to be subject to the deduction limitation of Section 162(m) of the Code. In the absence of stockholder approval of this Proposal, the Restated Agreement as it relates to payment of incentive compensation will not take effect, and the provisions of the Current Agreement with respect to incentive compensation will remain in effect. See "Executive Compensation--Employment Agreements."

  Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year (the "Covered Employees").
Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The Company has structured the annual cash bonus provisions with the intention that compensation resulting therefrom would be qualified "performance-based compensation."

  One of the purposes of the Restated Agreement is to provide an incentive to Mr. Mozilo to dedicate himself to the financial success of the Company as measured based on objective financial criteria. To this effect, the annual cash bonus provision of the Restated Agreement provides for an annual cash bonus to Mr. Mozilo for each fiscal year during the term of the Restated Agreement equal to the amount of the annual cash bonus paid to Mr. Mozilo in the previous fiscal year, multiplied by a fraction the numerator of which is the earnings per share on a fully diluted basis of the Company during such current fiscal year and the denominator of which is the earnings per share for the previous fiscal year. The earnings per share will be adjusted proportionately in the event the Company (1) declares a stock dividend on its Common Stock, (2) subdivides its outstanding Common Stock, (3) combines the outstanding shares of its capital stock into a smaller number of common stocks, or (4) issues any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation). The Compensation Committee of the Board is authorized to reduce the amount of the cash bonus in the event there is a substantial distortion in earnings per share resulting from an acquisition, divestiture or change in accounting standards. The Restated Agreement can be amended, in any respect, without stockholder approval, although the Company has no current intention of doing so.

  For fiscal 2000, earnings per share was $3.52, and Mr. Mozilo received an annual bonus of $4,210,970. Future cash bonuses payable to Mr. Mozilo pursuant to the Restated Agreement are not determinable because they are calculated based on earnings per share for a given fiscal year.

  Adoption of this proposal requires the affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote on the matter at this Meeting.

  The Board recommends that the stockholders vote FOR this proposal.

                                 PROPOSAL FOUR

              RATIFYING THE SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board has selected the accounting firm of Grant Thornton LLP ("Grant Thornton") to audit the Company's financial statements for, and otherwise act as the Company's independent certified public accountants with respect to, the fiscal year ending February 28, 2001. Grant Thornton has continuously acted as independent certified public accountants for the Company in respect of its fiscal years commencing with the fiscal year ended February 28, 1974. In accordance with the Board's resolution, its selection of Grant Thornton for the current fiscal year is being presented to stockholders for ratification at the Meeting. The affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the Meeting will constitute such ratification. The Company has been advised that neither Grant Thornton nor any of its partners has any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries, nor has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

  A representative of Grant Thornton will be present at the Meeting. He will have an opportunity to make a statement, if he wishes to do so, and will be available to respond to appropriate questions.

  The Board recommends that the stockholders vote FOR this proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to report their ownership of and transactions in the Company's Common Stock to the SEC and the New York Stock Exchange. Copies of these reports are also required to be supplied to the Company. Specific dates for filing these reports have been established by the SEC, and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal 2000. Based solely on its review of the copies of the reports received by it, the Company believes that all such filing requirements were satisfied.

                          ANNUAL REPORT AND FORM 10-K

  The Annual Report to Stockholders, containing the consolidated financial statements of the Company for the fiscal year ended February 29, 2000, accompanies this Proxy Statement.

  Stockholders may obtain without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2000, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to Investor Relations, Countrywide Credit Industries, Inc., 4500 Park Granada, MSN CH-19, Calabasas, California 91302-1613, (818) 225-3550. A list of exhibits is included in the Form 10-K, and exhibits are available from the Company upon the payment to the Company of the costs of furnishing them.

                             STOCKHOLDER PROPOSALS

  Any proposal that a stockholder wishes to be considered for inclusion in the Proxy and Proxy Statement relating to the 2001 Annual Meeting of Stockholders must be received by the Company no later than February 1, 2001. Any other proposal that a stockholder wishes to bring before the 2001 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials must also be received by the Company no later than February 1, 2001. All proposals must comply with the applicable requirements or conditions established by the SEC and Article II, Section 13 of the Company's Bylaws, which requires among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Secretary of the Company at 4500 Park Granada, MSN CH-11A, Calabasas, California 91302. The persons designated as proxies by the Company in connection with the 2001 Annual Meeting of Stockholders will have discretionary voting authority with respect to any stockholder proposal for which the Company does not receive timely notice.

                                 OTHER MATTERS

  The Board knows of no matters other than those listed in the attached Notice of Annual Meeting that are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

                                             By Order of the Board of
                                              Directors

                                             /s/ SANDOR E. SAMUELS

                                             Sandor E. Samuels
                                             Secretary

June 1, 2000

                                  APPENDIX A

                            2000 STOCK OPTION PLAN
                                      OF
                      COUNTRYWIDE CREDIT INDUSTRIES, INC.

                          SECTION 1. PURPOSE OF PLAN

  The purpose of this 2000 Stock Option Plan (this "Plan") of Countrywide Credit Industries, Inc., a Delaware corporation (the "Company"), is to strengthen the Company by providing an incentive to its employees and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees and directors of the Company and the Subsidiaries (as defined below) an added long-term incentive for high levels of performance and unusual efforts through the grant of Options to purchase shares of the Company's common stock under this Plan.

                       SECTION 2. ADMINISTRATION OF PLAN

  2.1 Composition of Committee. Subject to the formula grant provisions for Nonemployee Directors (as defined below) pursuant to Section 6.8 of this Plan, this Plan shall be administered by a committee consisting of at least two (2) directors appointed by the Board of Directors of the Company (the "Board") to administer the Plan and to perform functions set forth herein (the "Committee"). The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a Disinterested Director and an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder. For purposes of this Plan, the term "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

  2.2 Powers of the Committee. Subject to the express provisions of this Plan and the formula grant provisions for Nonemployee Directors under Section 6.8 of the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

    (a) to prescribe, amend and rescind rules and regulations relating to this Plan (including, but not limited to, correcting any defect or supplying any omission or reconciling any inconsistency in the Plan or any Option Document (as defined below)) in the manner and to the extent it shall be deemed necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable and otherwise to make the Plan fully effective, and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "Fair Market Value" shall, on any date mean the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Section 422; and (ii) the term "Company" shall mean the Company and its Subsidiaries (as such term is defined in Code Section 424(f)) and affiliates, unless the context otherwise requires;

    (b) to determine which persons are Eligible Persons (as defined below), to which of such Eligible Persons, if any, Options (as defined below) shall be granted hereunder, the number of Options granted, the timing of any such grants, and to make such grants;

    (c) to determine the number of Shares subject to Options and the exercise or purchase price of such Shares;

    (d) to establish and verify the extent of satisfaction of any performance goals applicable to Options;

    (e) to prescribe and amend the terms of the agreements or other documents evidencing Options made under this Plan (which need not be identical);

    (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 8;

    (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

    (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

  2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on the Company and its Subsidiaries and all Eligible Persons and Participants (as defined below). The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

                       SECTION 3. STOCK SUBJECT TO PLAN

  3.1 Aggregate Limits. The aggregate number of shares of the Company's common stock, par value $.05 per share ("Shares"), that may be made the subject of Options granted under this Plan is 5,500,000. The maximum number of shares subject to the Plan shall be adjusted as provided in Section 8 of the Plan upon a change in the capital structure of the Company. The Company shall reserve for the purpose of this Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

  3.2 Tax-Code Limits. The aggregate number of Shares, subject to Options granted under this Plan during any calendar year to any one Eligible Person shall not exceed 3,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 8 only to the extent that such adjustment will not affect the status of any Option intended to qualify as "performance-based compensation" under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Code Section 162(m).

  3.3 Issuance of Shares. Whenever an outstanding Option or a portion thereof expires, is canceled or is otherwise terminated for any reason (other than the surrender of the Option pursuant to Section 9 hereof), the Shares allocable to the expired, canceled or otherwise terminated Option or portion thereof may again be the subject of an Option granted hereunder.

                    SECTION 4. PERSONS ELIGIBLE UNDER PLAN

  Any employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options subject to the conditions set forth therein shall be eligible to receive a grant of an Option under this Plan (an "Eligible Person"). A "Ten-Percent Stockholder" is an Eligible Person, who, at the time an Option intended to qualify as an incentive stock option under Section 422 of the Code ("ISO") is granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary. For purposes of the formula grant provisions under
Section 6.8, an "Eligible Person" shall also include a director of the Company who is not an employee (a "Nonemployee Director"). An "Optionee" is any current or former Eligible Person to whom an Option has been granted, and a "Participant" is any Optionee and any person (including any estate) to whom an Option has been assigned or transferred pursuant to Section 7.1.

                            SECTION 5. PLAN AWARDS

  The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. Options are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan. For purposes of this Plan an "Option" is a right granted under Section 6 of this Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other document evidencing the award (the "Option Document"). Options intended to qualify as ISOs and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6. Options may be granted to Nonemployee Directors only pursuant to Section 6.8.

                              SECTION 6. OPTIONS

  The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the grant or within the control of others.

  6.1 Option Document. Each Option Document shall contain provisions regarding
(a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The Option Document may be amended at any time by the parties thereto so long as the amended terms are not inconsistent with the Plan. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Code
Section 422.

  6.2 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed one hundred percent (100%) of the Fair Market Value of such Stock on the date the Option is granted (one hundred ten percent (110%) in the case of an ISO granted to a Ten-Percent Stockholder), except that (a) the exercise price of an Option may be higher or lower in the case of Options granted to an employee of a company acquired by the Company in assumption and substitution of Options held by such employee at the time such company is acquired, and (b) in the event an Eligible Person is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed one hundred percent (100%) of the fair market value of such Stock on the date the Option is granted.

  6.3 Option Term. The "Term" of each Option granted under this Plan, including any ISOs, shall be for a period of years from the date of its grant set forth in the Option Document, but in no event shall the Term of an Option extend beyond ten (10) years from the date of grant (five (5) years in the case of an ISO granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

  6.4 Option Vesting. Subject to Section 9 hereof, Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

  6.5 Termination of Employment or Service. Unless otherwise provided in an Option Document, an Option shall terminate upon or following an Optionee's termination of employment with the Company and its Subsidiaries and service as a Nonemployee Director of the Company and its Subsidiaries as follows:

    (a) In the event an Optionee's employment as an employee, if any, and service as a Nonemployee Director, if any, terminate for any reason other than death, Disability, Cause or Retirement (as such terms are hereinafter defined), the Optionee may at any time within three (3) months after his or her termination of employment exercise an Option to the extent, and only to the extent, the Option or portion thereof was exercisable at the date of such termination.

    (b) In the event the Optionee's employment as an employee, if any, and service as a Nonemployee Director, if any, terminate as a result of Disability, the Optionee may at any time within one (1) year after such termination exercise such Option to the extent, and only to the extent, the Option or portion thereof was exercisable on the date of termination.

    (c) In the event an Optionee's employment as an employee, if any, and service as a Nonemployee Director, if any, terminate for Cause, the Option shall terminate immediately and no rights thereunder may be exercised.

    (d) In the event an Optionee dies while a Nonemployee Director or an employee of the Company or any Subsidiary or within three (3) months after termination as described in clause (a) above of this

  Section 6.5 or within one (1) year after termination as a result of Disability as described in clause (b) above of this Section 6.5 or Retirement as described in clause (e) below of this Section 6.5, the Option may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom the Optionee's rights pass by transfer or designation, as the case may be, pursuant to Section 7 of the Plan, or, absent such a transfer or designation, as the case may be, by the person or persons to whom such rights under the Option shall pass by will or the laws of descent and distribution; provided however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.

    (e) In the event an Optionee's employment terminates as a result of Retirement, and he or she does not thereafter serve as a Nonemployee Director, then the Optionee may at any time within one (1) year after termination of service by reason of Retirement, exercise such Options to the extent, and only to the extent, the Options or portion thereof were exercisable at the date of such termination.

  For purposes of this Section 6.5, the terms Cause, Disability, and Retirement shall have the following meanings: "Cause" means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, or (2) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties (other than traffic violations or similar offenses). "Disability" means a physical or mental infirmity that impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days. "Retirement" shall mean the attainment of "Early Retirement Age" or "Normal Retirement Age" as these terms are defined in the Countrywide Credit Industries, Inc. Defined Benefit Pension Plan.

  Notwithstanding the foregoing, (1) in no event may any Option be exercised by anyone after the expiration of the term of the Option and (2) a termination of service as a Nonemployee Director shall not be deemed to occur so long as the director continues to serve the Company as a director emeritus.

  In the event of the death of any Optionee under this Plan, the term "Optionee" shall thereafter be deemed to refer to the transferees under
Section 7.1 hereof or the beneficiary or beneficiaries designated pursuant to
Section 7.2 hereof, or, if no such transfer or designation is in effect, the person to whom the Optionee's rights pass by will or applicable law, or, if no such person has such right, then the executor or administrator of the estate of such Optionee.

  6.6 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one or more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) personal, certified or cashier's check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, or (d) any combination of (a) through (c). Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Option Document to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Document to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

  6.7 Repricing. Without the approval of stockholders, the Company shall not reprice any Options. For purposes of this Plan, the term "reprice" shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded Options and regranting them with a lower exercise price).

  6.8 Nonemployee Director Options.

    (a) Grant. On the first business day of June of each year that the Plan is in effect, each Nonemployee Director shall automatically be granted a Nonqualified Option (a "Nonemployee Director Option") to purchase Shares under the Plan. The number of Shares and the purchase price shall be as provided in Section 6.8(b) below. The Term of a Nonemployee Director Option granted under this Plan shall be ten (10) years from the date of its grant. Subject to Section 9.2 hereof, Nonemployee Director Options shall be fully exercisable in whole or in part at any time after one (1) year from the date of grant of the Nonemployee Director Option; provided, however, that all Nonemployee Director Options shall be immediately exercisable in whole or part in the case of such Nonemployee Director's death. If, on any date upon which Nonemployee Director Options are to be granted pursuant to this
  Section 6.8, the number of Shares remaining available for Options under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Shares specified in this Section 6.8, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date. Notwithstanding the foregoing provisions of this Section 6.8, no Nonemployee Director Option shall be granted in any year to a Nonemployee Director who makes a written election not to receive such Nonemployee Director Option under the Plan; provided that such election is filed with the Secretary of the Company at least one business day prior to the date such grant would otherwise be made under the Plan; provided further that an election made pursuant to this sentence shall remain effective until the next business day following the date a written notice revoking such election is made and filed with the Secretary of the Company. A Nonemployee Director who makes an election not to receive a Nonemployee Director Option will not receive anything from the Company in lieu thereof.

    (b) Number of Shares. Each Nonemployee Director Option granted shall be in respect of a number of Shares equal to 15,000 multiplied by a fraction, the numerator of which is the earnings per Share on a fully diluted basis of the Company for the fiscal year of the Company ended immediately before the date of grant of the Nonemployee Director Option (as reported in the audited Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), but in no event less than zero) (the "EPS Numerator Amount") and the denominator of which is the earnings per Share on a fully diluted basis of the Company for the fiscal year immediately preceding the fiscal year in respect of which the EPS Numerator Amount is determined; provided, however, that each Nonemployee Director Option granted shall be in respect of a number of Shares not less than 15,000. The number 15,000 referred to in the previous sentence shall be equitably adjusted in the event of a change in capital structure of the Company.

  6.9 Rights of Optionee. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (1) the Option shall have been exercised pursuant to the terms thereof, (2) the Company shall have issued and delivered the Shares to the Optionee and (3) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

               SECTION 7. OTHER PROVISIONS APPLICABLE TO OPTIONS

  7.1 Transferability. Unless the Option Document (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under this Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than pursuant to the beneficiary designation form described in Section 7.2 hereof or by will or the laws of descent and distribution. With respect to an Option that is not intended to qualify as an ISO, the Committee may grant such Option or amend such an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant's "immediate family," as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's immediate family, provided the instrument of transfer is approved by the Company's Administrative Committee of Employee Benefits, Options so transferred are not again transferable other than by will or by the laws of descent and distribution, and that following any such transfer or assignment, the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

  7.2 Designation of Beneficiaries. An Optionee hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation ("Beneficiary Designation"). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Option, the Committee may determine to recognize only the legal representative of the Optionee in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

  7.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Options on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Option. No dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Option under the Plan.

  7.4 Documents Evidencing Options. The Committee shall, subject to applicable law, determine the date an Option is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Option is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Options under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Option under this Plan shall not confer any rights upon the Participant holding such Option other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Option (or to all Options) or as are expressly set forth in the agreement or other document evidencing such Option.

  7.5 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Option and/or to pay the amount of taxes required by law to be withheld with respect to any Option. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Option shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

  7.6 ISO Limits. The aggregate Fair Market Value (determined as of the date of grant) of Shares underlying an Option intended to qualify as an ISO, with respect to which the ISO is exercisable for the first time by the Optionee during any calendar year (under this Plan and all other stock option plans of the Company and its parent and subsidiary corporations), shall not exceed $100,000.

                    SECTION 8. CHANGES IN CAPITAL STRUCTURE

  8.1 Corporate Actions Unimpaired. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of common stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as herein expressly provided, (i) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than common stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of common stock subject to Options theretofore granted or the purchase price per share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to Participant.

  8.2 Adjustments Upon Certain Events. If the outstanding shares of common stock or other securities of the Company, or both, for which an Option is then exercisable or as to which an Option is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split or reverse stock split, combination of shares, recapitalization, or reorganization, the Committee shall appropriately and equitably adjust the number and kind of shares of common stock or other securities that are subject to the Plan or subject to any Options theretofore granted, and the exercise or settlement prices of such Options, so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise or settlement price; provided, however, that such adjustment shall be made only to the extent that such adjustment will not affect the status of an Option intended to qualify as an ISO or as "performance-based compensation" under Code Section 162(m). If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of Options theretofore granted, the Participant shall be entitled to purchase under such Options, in lieu of the number of shares of common stock as to which such Options shall then be exercisable, the number and class of shares of stock, securities, cash, property or other consideration to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of common stock as to which such Options were then exercisable.

                         SECTION 9. CHANGE OF CONTROL

  9.1 Definitions. The term "Corporate Change" shall mean the occurrence of any one of the following events:

    (a) An acquisition (other than directly from the Company) of any common stock or other "Voting Securities" (as hereinafter defined) of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Corporate Change has occurred, Voting Securities that are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition that would cause a Corporate Change. For purposes of this Plan, (A) "Voting Securities" shall mean the Company's outstanding voting securities entitled to vote generally in the election of directors and (B) a "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or any of its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

    (b) During any period of twenty four (24) consecutive months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

    (c) The consummation of:

      (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

        (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

        (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

        (C) no Person other than (w) the Company, (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities or its common stock;

      (ii) A complete liquidation or dissolution of the Company; or

      (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

  Notwithstanding the foregoing, a Corporate Change shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company that, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, however, that if a Corporate Change would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities that increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Corporate Change shall occur.

  9.2 Effect of Corporate Change. Notwithstanding anything contained in the Plan or an Option Document to the contrary, in the event of a Corporate Change, (1) all Options outstanding on the date of such Corporate Change shall become immediately and fully exercisable and (2) an Optionee shall be permitted to surrender for cancellation within sixty (60) days after such Corporate Change, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of (x) (A) in the case of an Option not intended to qualify as an ISO, the greater of (i) the Fair Market Value, on the date preceding the date of surrender of the Shares subject to the Option or portion thereof surrendered, or (ii) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered, or (B) in the case of an ISO, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; provided however, that in the case of an Option granted within six (6) months prior to the Corporate Change to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option. For purposes of this Section 9.2, the "Adjusted Fair Market Value" means the greater of (1) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Corporate Change or (2) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of the Corporate Change.

                               SECTION 10. TAXES

  10.1 Withholding Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Shares upon exercise of an Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. If an Optionee makes a disposition, within the meaning of Code Section 424(c), of any Share or Shares issued pursuant to the exercise of an ISO within the two-year period commencing on the day after the date of the grant or within a one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

  10.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 10.1, the Committee may provide in the Option Document or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option, but in no event to exceed the supplemental tax rate for withholding tax purposes, at the election of the Participant, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to an Option, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a Fair Market Value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. It is the Company's intent that this provision shall in any event be administered in a manner that does not result in variable accounting treatment of Option grants.

                     SECTION 11. AMENDMENTS OR TERMINATION

  The Board may amend, alter or discontinue this Plan or any Option Document made under this Plan at any time, but except as provided pursuant to the anti-dilution adjustment provisions of Section 8 hereof, no such amendment shall, without the approval of the stockholders of the Company:

    (a) increase the maximum number of shares of common stock for which Options may be granted under this Plan;

    (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

    (c) reduce the exercise price of outstanding Options; or

    (d) extend the term of this Plan.


Notwithstanding the foregoing provisions of this Section 11, except as provided in Sections 8 and 9 hereof, rights and obligations under any Option granted before any amendment or termination of the Plan shall not be adversely altered or impaired by such amendment or termination, except with the consent of the Optionee, nor shall any amendment or termination deprive any Optionee of any Shares that he or she may have acquired through or as a result of the Plan.

            SECTION 12. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

  This Plan, the grant and exercise of Options under, and the obligation of the Company to sell, issue or deliver Shares under such Options, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body that the Committee shall determine to be necessary or advisable.

  No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Options and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an award and/or Shares pursuant to any award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

  The Plan and Nonemployee Director Options are intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or Option Document in a manner consistent therewith. Any provisions of the Plan inconsistent therewith shall be inoperative and shall not affect the validity of the Plan. Unless otherwise expressly stated in the relevant Option Document, each Option granted under the Plan is intended to qualify as performance-based compensation within the meaning of Code Section 162(m)(4)(C).

                   SECTION 13. OPTION GRANTS BY SUBSIDIARIES

  In the case of a grant of Options to any eligible Employee employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Options holder in accordance with the terms of the Options specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Options may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

                  SECTION 14. NO RIGHT TO COMPANY EMPLOYMENT

  Nothing in this Plan or as a result of any Option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The Option Documents may contain such provisions as the Committee may, in its discretion, approve with reference to the effect of approved leaves of absence.

                       SECTION 15. LIABILITY OF COMPANY

  The Company and any affiliate that is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

    (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

    (b) any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Options granted hereunder.

               SECTION 16. EFFECTIVENESS AND EXPIRATION OF PLAN

  This Plan shall be effective on the date the Company's stockholders adopt this Plan. All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan. Approval of this Plan by the stockholders must be by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Options previously granted under this Plan shall be void. No Options shall be granted pursuant to this Plan more than ten (10) years after the effective date of this Plan.

                      SECTION 17. NON-EXCLUSIVITY OF PLAN

  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of Options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

                           SECTION 18. GOVERNING LAW

  This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Option shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or an Option Document to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

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                      COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                     PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                 Annual Meeting of Stockholders, July 12, 2000

     The undersigned hereby appoints Angelo R. Mozilo and Stanford L. Kurland, or either of them, with full power of substitution, the attorney and proxy of the undersigned, to appear and to vote all of the shares of stock of Countrywide Credit Industries, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Westlake Plaza Hotel, 880 S. Westlake Boulevard, Westlake Village, California on July 12, 2000 at 10:00 A.M. and any adjournment thereof.

     Receipt of copies of the Annual Report to Stockholders, the Notice of Annual Meeting of Stockholders and the Proxy Statement dated June 1, 2000 is hereby acknowledged.

                  (Continued and to be marked, dated and signed on reverse side)



                                             COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                             P.O. BOX 11148
                                             NEW YORK, N.Y. 10203-0148

Comments:

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

                          - Detach Proxy Card Here -
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 [_]

UNMARKED PROXIES SHALL BE VOTED IN FAVOR OF EACH OF THE LISTED MATTERS UNLESS SPECIFIED TO THE CONTRARY.

1.  To elect to the Board of Directors for a   FOR all nominees   [_]    WITHHOLD AUTHORITY to vote   [_]   *EXCEPTIONS   [_]
term expiring at the 2003 Annual Meeting.      listed below              for all nominees listed below.

Nominees: Jeffrey M. Cunningham, Ben M. Enis and Edwin Heller
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions_______________________________________________________________________________________________________________________

2.  To adopt the Company's 2000 Employee Stock Option Plan.

    FOR  [_]      AGAINST  [_]      ABSTAIN  [_]

3.  To approve the annual cash bonus provisions of Angelo R. Mozilo's employment agreement.

    FOR  [_]      AGAINST  [_]      ABSTAIN  [_]

4.  To ratify the selection of Grant Thornton LLP as the Independent Accountants to audit the Company's financial statements for the fiscal year ending February 28, 2001.

    FOR  [_]      AGAINST  [_]      ABSTAIN  [_]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

I PLAN TO ATTEND MEETING [_]              Change of Address and or Comments Mark Here [_]

                                          NOTE: Please date and sign exactly as
                                          the name appears on this proxy. Joint
                                          owners should each sign. If the signer
                                          is a corporation, please sign full
                                          corporate name by a duly authorized
                                          officer, Executors, trustees, etc.
                                          should give full title as such.

                                          Dated:
                                                --------------------------------

                                          --------------------------------------
                                                         Signature

                                          --------------------------------------
                                                         Signature

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

Votes must be indicated (x) in Black or Blue ink. [X]

--------------------------------------------------------------------------------
                            - Please Detach Here -

                You Must Detach This Portion of the Proxy Card
                 Before Returning it in the Enclosed Envelope